UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported)

January 4, 2005

E-LOAN, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-25621	77-0460084
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6230 Stoneridge Mall Road, Pleasanton, California	94588
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code
(925) 847-6200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❒ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

The information set forth under Item 2.03 "Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant" is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On January 4, 2005, E-LOAN, Inc. (the "Company") entered into a Senior Secured Credit Agreement with JPMorgan Chase Bank, N.A. (the "Credit Agreement"). The Credit Agreement provides for borrowings of up to $150 million for the interim financing of mortgage loans held-for-sale. The interest rate charged on borrowings against these funds is variable based on LIBOR plus various percentage points. Borrowings are collateralized by the related mortgage loans. The committed line of credit expires on January 3, 2006 and requires the Company to comply with various financial and non-financial covenants. In particular, the Company must maintain various net worth, net income and liquidity thresholds and ratios. The Credit Agreement contains customary representations and warranties and events of default. Payment of outstanding advances may be accelerated, at the option of the lender, should the Company default in its obligations under the Credit Agreement. A copy of the Credit Agreement is attached hereto as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits

(c)   Exhibits

Exhibit 10.1      1/05 Senior Secured Credit Agreement dated January 4, 2005, between E-LOAN, Inc. and JPMorgan Chase Bank, N.A.

SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED.

E-LOAN, INC.

Date: January 4, 2005	By:	/s/ Matthew Roberts
Matthew Roberts
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description	Page No.
10.1	1/05 Senior Secured Credit Agreement dated January 4, 2005, between E-LOAN, Inc. and JPMorgan Chase Bank, N.A.	10.1-1